Exhibit 99.2

magicJack Announces Loyalty Rights Offering Benefitting Shareholders

This Loyalty offering is only available for shareholders of record as of May 7, 2012 and the rights are non-transferable

West Palm Beach, FL, and Netanya, Israel – April 27th, 2012 - magicJack VocalTec, Ltd. (Nasdaq: CALL) (the “Company”), a cloud communications leader that invented voice over IP (VoIP) and sold over nine million magicJacks®, today announced that it plans to distribute non-transferable subscription rights to present (Loyal) shareholders of record owning stock on May 7, 2012 to purchase ordinary shares at a subscription price to purchase one ordinary share for $2.00 for every four ordinary shares owned. The company's cash balance will increase over $10 million if all the rights are exercised in addition to the current positive income and cash flow being generated.

Please keep in mind the very important date of May 7, 2012 as the record date for shareholders entitled to receive the subscription rights.

The Company has not yet established the distribution date, other terms and conditions, or the expiration date for the rights offering, but expects the offering to terminate no later than July 5, 2012.  These and other terms of the rights offering will be announced prior to the distribution of the subscription rights. Please also contact your stockbroker to guarantee delivery of your rights.

magicJack President Andrew MacInnes stated, “This offering rewards our loyal shareholders by allowing them to purchase additional ordinary shares at a very attractive price.  This transaction will further enhance our market liquidity for shareholders seeking to buy more of our stock or buying stock for the first time.  The Company will continue its successful buyback program, which is anti-dilutive and beneficial to our shareholders.  We urge all of our shareholders to take advantage of this rights offering.”

This rights offering will be made by the Company pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission.  The non-transferable subscription rights may not be exercised prior to the receipt of a prospectus in connection with this rights offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements about our projected revenues, cash flows, strategy, future operations, new product introductions and customer acceptance, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: changes to our business resulting from increased competition; any operational or cultural difficulties associated with the continuing integration of the businesses of VocalTec and YMax; potential adverse reactions or changes to business relationships resulting from the completion of the merger; unexpected costs, charges or expenses resulting from the merger; the ability of the combined Company to achieve the estimated potential synergies or the longer time it may take, and increased costs required, to achieve those synergies; our ability to develop, introduce and market innovative products, services and applications; our customer turnover rate and our customer acceptance rate; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the “Risk Factors” section of  our Annual Report on Form 10-K  and other filings  with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

About magicJack VocalTec Ltd.
magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of VoIP including the softphone and magicJack, has the goal of becoming the leading international provider of global voice over many platforms. The Company has achieved sales of over nine million of the easy-to-use, award-winning magicJack since the device’s launch in 2008, and has the use of over 30 patents, some dating to when the Company invented VoIP. It is the largest reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and certification in number of states, and the network has historically had uptime of over 99.99 percent.

Contact:
Investor Relations
Andrew MacInnes, President
561-749-2255
ir@magicJack.com

Media Relations
Kari Hernandez, INK Public Relations for magicJack
512-382-8982
magicjack@ink-pr.com